UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2017, Flotek Industries, Inc. (the “Company”) and its affiliates entered into the Tenth Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 10, 2013, as amended to date (the “Credit Agreement”) with PNC Bank, National Association as agent for the lenders thereto (the “Agent”), to be effective as of September 29, 2017 (the “Amendment”).

Pursuant to the Amendment, among other things, (i) the maximum loan amount increased to $75 million; (ii) the term of the credit facility was extended two years to mature on May 10, 2022; (iii) the maximum revolving advance amount increased to $75 million; (iv) the eligible inventory cap in the revolving advances calculation increased from $45 million to $52 million; (v) the availability block of $5 million, applied as a reduction of gross collateral value, was removed; (vi) the leverage ratio limitations for the extended term of the loan was established, as follows: (a) as of June 30, 2018, the leverage ratio may not exceed 3.50 to 1.00 and (b) as of September 30, 2018 and for each fiscal quarter thereafter, the leverage ratio may not exceed 3.00 to 1.00; (vii) the requirement to maintain undrawn availability of at least $10 million at the end of each month was removed; (viii) certain restrictions to capital expenditures were established for 2018 and thereafter, based on undrawn availability measured at month-end; and (ix) the limitation on repurchases or redemptions of issued common stock or preferred stock by the Company was increased to $35 million from $25 million if there is undrawn availability of at least $20 million under the credit facility.

The Company also agreed to pay fees and expenses of the Agent in connection with the Amendment. The description of the Amendment is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Tenth Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated effective as of September 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: October 3, 2017	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer